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Exhibit 14

SUPERIOR ESSEX INC.
CODE OF ETHICS AND BUSINESS CONDUCT

Statement of General Policy

        This Code of Ethics and Business Conduct (the "Code") has been adopted to provide guiding principles to all officers, directors and employees of SUPERIOR ESSEX INC. (the "Company") in the performance of their duties. The Code should be read in conjunction with the Company's other policies and practices that govern employee conduct.

        The basic principle that governs all of our officers, directors and employees ("Insiders") is that the Company's business should be carried on with integrity and in the best interests of our stockholders, customers, suppliers, fellow employees, strategic partners and other business associates. In furtherance of the foregoing, no Insider shall: (a) employ any device, scheme or artifice to defraud the Company or any Business Associate (as hereinafter defined); or (b) engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon the Company or any Business Associate.

        The Company is committed to a high standard of business conduct. This means conducting business in accordance with the spirit and letter of applicable laws and regulations and in accordance with ethical business practices. This Code, which applies to all Insiders and their Family Members (as hereinafter defined), helps in this endeavor by providing a statement of the fundamental principles that govern the conduct of the Company's business. In addition, all Insiders and their Family Members are responsible for complying with all laws and regulations applicable to the Company.

1.     Definition of Terms Used

  (a)
  "Business Associate" means any supplier of services or materials, customer, consultant, professional advisor, lessor of space or goods, tenant, licensor, licensee or partner of the Company.

  (b)
  "Company" includes Superior Essex Inc. and each of its subsidiaries and affiliated business entities.

  (c)
  "Insider" means any officer, director or employee of the Company.

  (d)
  "Family Members" means as to a specific Insider, his or her Immediate Family Members and any company, partnership, limited liability company, trust or other entity that is directly or indirectly controlled by that Insider or by any Immediate Family Member of that Insider.

  (e)
  "Immediate Family Member" includes the spouse (or life partner) and children of an Insider and any relative (by blood or marriage) of that Insider or spouse (or life partner) residing in the same household as that Insider.

  (f)
  "Compliance Officer" shall mean either the General Counsel of the Company or such other person who may be designated as "Compliance Officer" from time to time by the Board of Directors of the Company. The name and contact information of the person currently serving as "Compliance Officer" is set forth on Appendix I hereto.1

(1)
The Company will notify you of any changes to any of the Appendences hereto.

2.     Transactions with Business Associates

  (a)
  In adhering to the foregoing basic principles, our Insiders and their Family Members must not profit, directly or indirectly, due to their position in the Company to the detriment (including any detriment resulting from adverse publicity), or at the expense, of the Company or any Business Associate. No Insider shall take for his or her own advantage any corporate opportunity for profit, which he or she learns about in his or her position with the Company.

  (b)
  No Insider or Family Member shall sell to, or purchase from, a Business Associate any goods or services, except in the ordinary course of the Business Associate's business. No Insider or Family Member shall borrow money or other property from a person known by the Insider to be a Business Associate, unless that Business Associate is regularly engaged in the business of lending money or such other property, and the loan and the terms thereof are in the ordinary course of the Business Associate's business.

  (c)
  No Insider shall make any payment to, or take any action (including providing any gifts) with respect to, any government official, agent or representative of the United States, any state or jurisdiction of the United States or any foreign country without the prior consent of the Compliance Officer. No Insider shall make any payment or take any action in violation of the U. S. Foreign Corrupt Practices Act.

3.     Non-Disclosure of Information

  (a)
  No Insider or Family Member shall discuss with, or inform others about, any actual or contemplated business transaction by a Business Associate or the Company except in the performance of the Insider's employment duties or in an official capacity and then only for the benefit of the Business Associate or the Company, as appropriate, and in no event for personal gain or for the benefit of any other third party.

  (b)
  No Insider or Family Member shall give any information to any third party about any business transaction of the Company or its Business Associates that are proposed or in process unless expressly authorized to do so by the Compliance Officer.

  (c)
  No Insider or Family Member other than the Company's Chief Executive Officer, Chief Financial Officer, Investor Relations Officer and any other executive officers specifically authorized from time to time by the Chief Executive Officer or Chief Financial Officer may communicate with the Company's stockholders, security analysts, potential investors or any member of the press or media regarding the affairs of the Company or its Business Associates, except with the express prior authorization of the Compliance Officer. Insiders and Family Members shall refer any such inquiries to the Compliance Officer.

4.     Accepting Gifts and Entertainment

        The Company's aim is to deter givers of gifts from seeking or receiving special favors from Insiders. Accepting any gift of more than nominal value or entertainment that is more than a routine social amenity can appear to be an attempt to influence the recipient into favoring a particular Business Associate. To avoid the reality and the appearance of improper relations with current or prospective Business Associates, Insiders should observe the following guidelines when deciding whether or not to accept gifts or entertainment:

  (a)
  Gifts such as merchandise or products, as well as personal services or favors, may not be accepted unless they have a value of less than $100. This dollar limit is intended to serve as a guideline, and Insiders are urged to use caution in accepting any gifts of more than nominal value. Gifts of any amount may never be solicited. A gift of cash or securities may never be accepted.

  In some international business transactions, it is customary and lawful for business leaders in a host country to give gifts to Insiders. These gifts may be of more than nominal value and, under the circumstances, returning the gifts or paying for them may be an affront to the giver. In such a situation, the gift must be reported to the Compliance Officer. In all other instances where gifts cannot be returned and offering to pay for them would adversely affect continuing business relationships; the Compliance Officer must be notified. In some cases, the gift may be retained by the Company, at its sole discretion, and not the individual.

  (b)
  Normal business entertainment such as lunch, dinner, theater, a sporting event and the like is appropriate if of a reasonable nature and in the course of a meeting or another occasion, the purpose of which is to hold bona fide business discussions or to foster better business relations.

5.     Loans

        No Insider shall accept for his or her self or for any Family Member any loan from the Company, except as permitted by applicable law and/or corporate policies and practices and with the knowledge of the Compliance Officer.

6.     Conflicts of Interest

  (a)
  An Insider shall maintain a high degree of integrity in the conduct of the Company's business and maintain independent judgment. Each Insider must avoid any activity or personal interest that creates, or appears to create, a conflict between his/her interests and the interests of the Company. A conflict of interest arises any time such a person has a duty or interest that may conflict with the proper and impartial fulfillment of such person's duties, responsibilities or obligations to the Company. Conflicts of interest include, by way of example, a person:

  •
  making an investment that may affect his/her business decisions;

  •
  owning a meaningful financial interest in, or being employed by, an organization that competes with the Company;

  •
  owning a meaningful financial interest in, or being employed by, an organization that does, or seeks to do, business with the Company;

  •
  making a material decision on a matter where such person's self-interests may reasonably call the appropriateness of the decision into question; or

  •
  being employed by or accepting compensation from any other person as a result of business activity or prospective business activity affecting the Company.

  (b)
  An officer or employee that becomes aware of a personal interest which is, or may be viewed as, in conflict with that of the Company or a Business Associate should promptly present the situation and the nature of the possible conflict to the Compliance Officer for appropriate consideration. A director of the Company that becomes aware of a conflict of interest should bring the matter to the attention of the entire Board of Directors of the Company. The Insider shall refrain from further action until the situation has been consented to in writing by the Compliance Officer or Board of Directors, as the case may be.

  (c)
  No Insider or Family Member shall personally benefit, directly or indirectly, from any Company purchase or sale, or derive any other personal gain from any other Company activity, except when the transaction has been fully disclosed and approved in writing as provided in this Code.

  (d)
  No Insider or Family Member shall have any meaningful personal business with or financial interest in any Business Associate or competitor of the Company.

  (e)
  No Insider shall hold any position with (including as a member of the board of directors or other governing body) or perform services for a Business Associate or a competitor of the Company, without proper consent of the Compliance Officer.

  (f)
  No Insider shall provide any services to other business enterprises which reasonably could be deemed to adversely affect the proper performance of his or her work for the Company or which might jeopardize the interests of the Company, including serving as a director, officer, consultant or advisor of another business, without proper consent of the Compliance Officer.

  (g)
  No Insider shall direct, or seek to direct, any Company business with any business enterprise in which the Insider or his or her Family Member has a meaningful ownership position or serves in a leadership capacity, without proper consent of the Compliance Officer.

7.     Personal Securities Transactions

        It is in the best interests of the Company and its Business Associates that no Insider knowingly take advantage of a corporate opportunity for personal benefit or take action inconsistent with such Insider's obligations to the Company or its Business Associates. To that end, the Company has adopted its Securities Trading Policy (a copy of which is attached hereto as Annex 1 and incorporated herein by this reference). The Securities Trading Policy applies to all Insiders and their Family Members.

8.     Guarding Corporate Assets

        Insiders have a duty to safeguard Company assets, including its physical premises and equipment, records, customer information and Company trademarks, trade secrets and other intellectual property. Company assets shall be used for Company business only. Without specific authorization, no Insider or Family Member may take, loan, sell, damage or dispose of Company property or use, or allow others to use, Company property for any non-Company purposes.

9.     Corporate Books and Records

  (a)
  Insiders must ensure that all Company documents are completed accurately, truthfully and in a timely manner and properly authorized.

  (b)
  Financial activities and transactions must be recorded in compliance with all applicable laws and accounting practices and in accordance with the generally accepted accounting principles designated by the Company. The making of false or misleading entries, records or documentation is strictly prohibited.

  (c)
  Insiders may never create a false or misleading report under the Company's name. In addition, no payments or established accounts shall be used for any purpose other than as described by their supporting documentation. No undisclosed funds or assets may be established.

  (d)
  No Insider may take any action to defraud, influence, coerce, manipulate or mislead any other employee, officer or director, or any outside auditor or lawyer for the Company, for the purpose of (or would otherwise result in) rendering the books, records or financial statements of the Company incorrect or misleading.

  (e)
  Errors or possible errors or misstatements in the Company's books and records must be brought to the attention of the Chief Financial Officer and the Chairperson of the Audit Committee promptly upon discovery thereof.

  (f)
  All employees and officers are expected to cooperate fully with the Company's internal auditors and outside auditors. No employee or officer shall impede or interfere with the financial statement audit process.

10.   Document Retention

  (a)
  The Company seeks to comply fully with all laws and regulations relating to the retention and preservation of records. All Insiders shall comply fully with the Company's policies regarding the retention and preservation of records. Under no circumstances may Company records be destroyed selectively or maintained outside Company premises or designated storage facilities. If an Insider is uncertain or has any question as to whether any particular Company records or documents should be destroyed or maintained, no action should be taken until the Insider contacts the Compliance Officer and thereafter strictly adheres to the directions of the Compliance Officer.

  (b)
  If the existence of a subpoena or impending government investigation becomes known to an Insider, he or she must immediately contact the Compliance Officer. Insiders must retain all records and documents that may be responsive to a subpoena or pertain to an investigation. Any questions regarding whether a record or document may be responsive to a subpoena or pertains to an investigation should be directed to the Compliance Officer before the record or document is disposed of. Insiders shall strictly adhere to the directions of the Compliance Officer in handling such records or documents.

11.   Compliance with Internal Controls and Disclosure Controls

  (a)
  The Company has adopted a system of internal controls that must be strictly adhered to by all Insiders in providing financial and business transaction information to and within the Company. The internal controls are the backbone of the integrity of the Company's financial records and financial statements.

  Each Insider shall promptly report to the Chief Financial Officer and the Chairperson of the Audit Committee any actual or suspected breaches or violations of the Company's internal controls that come to the attention of the Insider.

  Each Insider shall promptly report to the Chief Financial Officer and the Chairperson of the Audit Committee any actual or suspected fraudulent or questionable transactions or occurrences that come to the attention of the Insider. Fraudulent transactions include, without limitation, embezzlement, forgery or alteration of checks and other documents, theft, misappropriation or conversion to personal use of Company assets, and falsification of records.

  Each Insider is encouraged to bring to the attention of the Chief Financial Officer and the Company's internal auditors (if applicable) any changes that the Insider believes may improve the Company's system of internal controls.

  (b)
  The Company seeks to ensure that all important information regarding the business and prospects of the Company is brought to the attention of the Chief Executive Officer and Chief Financial Officer of the Company. The accuracy and timeliness of disclosure is critical and necessary to enable those officers to provide the financial statement and periodic report certifications required by federal law. The Company is in the process of implementing a system of disclosure controls and each Insider will be advised when such system has been initiated by a restatement hereof or supplement hereto.

  Each Insider shall strictly adhere to the system of disclosure controls, including the internal reporting responsibilities assigned to him or her by the Company.

  Each Insider shall promptly report any significant event or occurrence (whether positive or negative) that arises in the course of the Insider's duties and responsibilities. Events or occurrences include those that affect or may affect the Company or any of its Business Associates, competitors or industry. General economic conditions need not be reported.

  (c)
  Each Insider shall be candid in discussing matters concerning internal controls and business disclosures with the Company's management, internal auditors (if applicable), outside auditors, outside counsel and directors. Factual information is important. Opinions and observations are strongly encouraged.

12.   Implementation of the Code

        While each Insider is individually responsible for compliance with the Code, he or she does not do so in a vacuum. The Company has the resources, people and processes in place to answer questions and guide Insiders through difficult decisions.

  (a)
  Compliance Officer Responsibility. The Compliance Officer is responsible for overseeing, interpreting and monitoring compliance with the Code. The Compliance Officer reports periodically to the Company's Board of Directors (or, at the discretion of the Board, (i) any Committee thereof, (ii) the Chairperson of the Audit Committee, (iii) the Chief Executive Officer or (iv) the Chief Financial Officer) and Audit Committee regarding all aspects of administering and enforcing of the Code.

  (b)
  Reporting Violations. If an Insider knows of or suspects a violation of applicable law or regulations, this Code or any of the Company's other policies, he or she must immediately report that information to the Compliance Officer, the Company's hotline discussed below, the Chairperson of the Audit Committee of the Board of Directors or the Company's confidential p.o. box maintained for this purpose; the specific contact information and procedures are set forth on Appendix II hereto. An Insider should make his or her report by any of the foregoing means. No Insider who reports an actual or suspected violation in good faith will be subject to retaliation.

  (c)
  The Company's Hotline. The Company has a 24-hour hotline which can be used to report actual or suspected violations of applicable law or regulations, this Code or any other Company policy, including theft of corporate property or other business abuse. All calls will be kept confidential to the maximum extent possible and, in any event, the Company will not tolerate any retaliation or attempted retaliation against any person who reports actual or suspected violations.

  (d)
  Investigations of Violations. Reported violations will be promptly investigated and treated confidentially to the extent possible. It is imperative that the person reporting the violation not conduct a preliminary investigation of his or her own. Investigations of alleged violations may involve complex legal issues. Persons who act on their own may compromise the integrity of an investigation and adversely affect both themselves and the Company.

ENFORCEMENT

        The Compliance Officer will take such action (including, where applicable, such action as may be described in the Company's then existing corporate policies and procedures) as he or she deems appropriate with respect to any Insider who violates, or whose Family Member violates, any provision of this Code, and will inform the Board of Directors of the Company of all material violations. Any alleged violation by the Compliance Officer will be presented promptly to the Audit Committee of the Board of Directors for its consideration and such action as the committee, in its sole judgment, shall deem warranted.

        The Compliance Officer will keep records of all reports created under this Code and of all action taken under this Code. All such records will be maintained in such manner and for such periods as are required under applicable federal and state law.

CONDITION OF EMPLOYMENT OR SERVICE

        All Insiders shall conduct themselves at all times in the best interests of the Company. Compliance with this Code shall be a condition of employment and of continued employment with the Company, and conduct not in accordance with this Code shall constitute grounds for disciplinary action, including termination of employment.

        This Code is not an employment contract nor is it intended to be an all-inclusive policy statement on the part of the Company. The Company reserves the right to provide the final interpretation of the policies it contains and to revise those policies as deemed necessary or appropriate.

**********

        I acknowledge that I have read this Code of Ethics and Business Conduct (a copy of which has been supplied to me and which I will retain for future reference) and agree to comply in all respects with the terms and provisions hereof. I also acknowledge that this Code of Ethics and Business Conduct may be modified or supplemented from time to time, and I agree to comply with those modifications and supplements, as well.

Print Name
Signature
Date:

Appendix I

David S. Aldridge
Superior Essex Inc.
150 Interstate North Parkway
Atlanta, GA 30339
770-657-6000
David.Aldridge@SupSX.com

Appendix II

CERTAIN PROCEDURES ESTABLISHED BY
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF SUPERIOR ESSEX INC.1
IMPLEMENTING REQUIREMENTS UNDER THE
SARBANES-OXLEY ACT OF 2002

A. Responsibilities of the Audit Committee of the Board of Directors of Superior Essex Inc. With Respect to Specified Complaints

        1.     The Audit Committee shall receive, retain and, in its discretion, investigate and act on complaints and concerns of employees ("Reports") regarding:

          (a)   questionable accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls and/or fraudulent acts and practices (an "Accounting Allegation"); and

          (b)   retaliation against employees who make Accounting Allegations (a "Retaliatory Act").

        2.     In the discretion of the Audit Committee, responsibilities of the Audit Committee created by these procedures may be delegated to the Chair of the Audit Committee.

B. Procedures for Receiving Reports

        1.     Any Report that is made directly to management, whether openly, confidentially or anonymously, shall be promptly reported to the Audit Committee.

        2.     Each Report forwarded to the Audit Committee by management and each Report that is made directly to the Audit Committee, whether openly, confidentially or anonymously, shall be reviewed by the Audit Committee in accordance with its existing procedures, which may, in its discretion, consult with any member of management who is not the subject of the allegation and who may have appropriate expertise to assist the Audit Committee. The Audit Committee shall determine whether the Audit Committee or management should investigate the Report, taking into account the considerations set forth in Section C below.

          (a)   If the Audit Committee determines that management should investigate the Report, the Audit Committee will notify the General Counsel (or other executive officer specified by the Audit Committee) in writing of that conclusion. Management shall thereafter promptly investigate the Report and shall report the results of its investigation, in writing, to the Audit Committee. Management shall be free in its discretion to engage outside auditors, counsel or other experts to assist in the investigation and in the analysis of results.

          (b)   If the Audit Committee determines that it should investigate the Report, the Audit Committee shall promptly determine what professional assistance, if any, it needs in order to conduct the investigation. The Audit Committee shall be free in its discretion to engage outside auditors, counsel or other experts to assist in the investigation and in the analysis of results.

(1)
The Audit Committee is composed entirely of non-management, outside directors.

C. Considerations Relative To Whether the Audit Committee or Management Should Investigate a Report

        In determining whether management or the Audit Committee should investigate a Report, the Audit Committee shall consider, among any other factors that are appropriate under the circumstances, the following:

        1.     Who is the alleged wrongdoer? If an executive officer, senior financial officer or other high management official is alleged to have engaged in wrongdoing, it may be more appropriate that the Audit Committee should undertake the investigation.

        2.     How serious is the alleged wrongdoing? The more serious the alleged wrongdoing, particularly if it alleges a crime involving the integrity of the financial statements of the Company, the more appropriate that the Audit Committee should undertake the investigation.

        3.     How credible is the allegation of wrongdoing? The more credible the allegation, the more appropriate that the Audit Committee should undertake the investigation. In assessing credibility, the Audit Committee will consider all facts surrounding the allegation, including but not limited to whether similar allegations have been made in the press or by analysts.

D. Protection of Whistleblowers

        The Audit Committee shall not retaliate, and shall not tolerate any retaliation by management or any other person or group, directly or indirectly, against anyone who, in good faith, makes an Accounting Allegation, reports a Retaliatory Act or provides assistance to the Audit Committee, management or any other person or group, including any governmental, regulatory or law enforcement body, investigating a Report. The Audit Committee shall not, unless compelled by judicial or other legal process, reveal the identity of any person who makes an Accounting Allegation or reports a Retaliatory Act and who asks that his or her identity as the person who made such Report remain confidential and shall not make any effort, or tolerate any effort made by any other person or group, to ascertain the identity of any person who makes a Report anonymously.

E. Records

        The Audit Committee shall retain for a period of four years all records relating to any Accounting Allegation or report of a Retaliatory Act and to the investigation of any such Report.

F. Procedures for Making Complaints

        In addition to any other avenue available to an employee, any employee may report to the Audit Committee openly, confidentially or anonymously any Accounting Allegation or report of a Retaliatory Act. Accounting Allegations and reports of a Retaliatory Act can be made to Mr. Andrew P. Hines, Chairman, Audit Committee of the Board of Directors of Superior Essex Inc. by calling 1-800-422-4969 (a confidential "hotline") or by writing to P.O. Box 673522, Marietta, GA 30006 or by sending an email to AuditCommittee@SuperiorBoard.com. Such Reports can also be made directly to management either confidentially by contacting the General Counsel in writing or in person at 150 Interstate North Parkway, Atlanta, Georgia 30339.

Annex I

PLEASE READ THIS DOCUMENT CAREFULLY

SUPERIOR ESSEX INC.
SECURITIES TRADING POLICY

        Company policy forbids any officer, director or employee from trading either personally or on behalf of others on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Company's policy applies to every officer, director and employee and extends to activities within and outside the scope of your duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy should be referred to the Compliance Officer. Exhibit A should be signed and returned to the Compliance Officer.

        The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to trading in securities (whether or not one is an "insider") when aware of material non-public information or communicating material non-public information to others.

        While the law concerning insider trading is not static, it is generally understood that the law prohibits:

  1)
  trading by an insider, while aware of material non-public information, or

  2)
  trading by a non-insider, while aware of material non-public information where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

  3)
  communicating material non-public information to others (so called "tipping") under circumstances where it can be reasonably expected that they will trade securities based on that information.

        The elements of insider trading and the penalties for such unlawful conduct are discussed below.

ELEMENTS OF INSIDER TRADING

1.
Who is an insider?

  The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special relationship in the conduct of a company's affairs and as a result is given access to information for the company's purposes and the company expects persons to keep the non-public information confidential. The relationship creates a duty to honor the company's expectations and thus, the person will be considered an insider.

2.
What is Material Information?

  Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that would likely affect the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend declarations, dividend increases or decreases, proposed issuances of securities, unannounced earnings and financial results, earnings estimates or other financial forecasts, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, financial liquidity problems, significant changes in operations and extraordinary management developments.

3.
What is Non-Public Information?

  Information is non-public until it has been effectively communicated to the public, which means that the information must be publicly disclosed and adequate time must have passed for the securities markets to absorb the information. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation, would be considered public. A delay of two business days is usually considered a sufficient period of time for routine information to be absorbed by the marketplace. A longer period may be necessary for particularly significant or complex matters.

4.
Penalties for Insider Trading

  Liability and penalties for insider trading are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation (where the person tipped another, for example). Penalties and liabilities include:

  •
  civil injunctions

  •
  private civil damage actions

  •
  jail sentences

  •
  disgorgement of profits (or the amount of losses avoided) (plus statutory interest)

  •
  civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited (where the person tipped another, for example)

  •
  criminal fines for the insider

  •
  civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided

  •
  criminal fines for the employer or other controlling persons.

        In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company including dismissal of the persons involved.

PROCEDURES TO IMPLEMENT THIS POLICY STATEMENT

        The following procedures have been established to aid the officers, directors and employees of the Company in avoiding insider trading. Every officer, director and employee of the Company must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

1.
Identifying Inside Information

  Before trading for yourself or others in securities of the Company or any other company about which you may have potential inside information, ask yourself the following questions:

  a.
  Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?

  b.
  Is this information non-public? To whom has this information been provided? Has the information been effectively communicated to the public for a sufficient period of time to allow it to be evaluated?

  If, after considering the above, you believe that the information is material and non-public, or if you have any questions as to whether the information is material and non-public, you should take the following steps:

  a.
  Do not purchase or sell the securities on behalf of yourself or others.

  b.
  Do no communicate the information outside the Company or inside the Company other than to persons whom you are sure have a need to know the information and are authorized to receive it.

  c.
  If you still have questions, discuss the matter with the Compliance Officer. After the Compliance Officer has reviewed the issue, you will be advised to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

        You are strongly encouraged to pre-clear any potential securities transactions with the Compliance Officer.

2.
Restricting Access to Material Non-Public Information

  Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within the Company, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be safeguarded; access to computer files containing material non-public information should be restricted.

3.
Resolving Issues Concerning Insider Trading

  If there is any unresolved question as to the applicability or interpretation of the foregoing policy, or as to the propriety of any action, it must be discussed with the Compliance Officer before trading or communicating the information to anyone.

4.
Responsibility Upon Leaving the Company

  If you leave the Company, you must maintain the confidentiality of all non-public information until it has been adequately disclosed to the public, and you may not take with you any confidential materials.

EXHIBIT A

        I have read and understand the foregoing Securities Trading Policy and will comply in all respects with such policy.

NAME	DATE

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SUPERIOR ESSEX INC. CODE OF ETHICS AND BUSINESS CONDUCT